UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2004

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Amendment No. 1 (this “Amendment”) amends the Current Report on Form 8-K of SuperGen, Inc., a Delaware corporation (the “Company”), filed with the Commission on September 3, 2004.

This Amendment also furnishes an updated Press Release in Exhibit 99.1, which announces the closing of the transaction.

Item 1.01 – Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed on September 3, 2004, on August 31, 2004, the Company entered into the following material agreements with MGI PHARMA, Inc., a Minnesota corporation (“MGI”):  (1) a common stock purchase agreement (the “Purchase Agreement”) for the sale of 4,000,000 shares of the Company’s common stock (“Common Stock”) at a cash price per share equal to $10.00; (2) a license agreement relating to Dacogen™ (decitabine) (the “License Agreement”); and (3) an investor rights agreement that obligates the Company, within the first anniversary of the closing date of the transactions contemplated by the Purchase Agreement, to file with the Securities and Exchange Commission a registration statement registering the Common Stock for resale, and to use commercially reasonable efforts to cause the registration statement to become effective within such time period (the “Rights Agreement”).

The closing of Purchase Agreement was subject to customary closing conditions and regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The Company and MGI received early termination from the Federal Trade Commission on September 17, 2004 and the closing of the Purchase Agreement occurred on September 21, 2004.  The License Agreement and the Rights Agreement became effective upon the closing of the Purchase Agreement.

Item 3.02 - Unregistered Sales of Equity Securities.

In connection with the closing of the Purchase Agreement, the Company sold 4,000,000 shares of its Common Stock to MGI at a cash price per share equal to $10.00, for an aggregate purchase price equal to $40,000,000.  The Company’s sale of the Common Stock to MGI was made in reliance on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended.  The sale of the Common Stock qualifies for such exemption because MGI is the sole purchaser and is an accredited investor, as such term is defined in Reg. § 230.501(a).  For purposes of this exemption, the Company relied upon certain representations and warrants made by MGI in the Purchase Agreement, including MGI’s status as an accredited investor.

Additionally, upon the closing of the Purchase Agreement, the Company paid The Kriegsman Group $3,200,000 in cash, and issued a warrant to The Kriegsman Group, in satisfaction of certain fees owed to The Kriegsman Group in connection with the transaction.  The warrant will be exercisable for 400,000 shares of Common Stock at an exercise price of $10.00 per share.  The warrant is exercisable at any time after issuance for a term of five years, and the Company is obligated to register the Common Stock issuable upon exercise of the warrant for resale.  The issuance of the warrant is made in reliance on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended.  The issuance of the warrant qualifies for such exemption because The Kriegsman Group is an accredited investor, as such term is defined in Reg. § 230.501(a).

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

99.1	Press Release issued by MGI PHARMA, Inc. and SuperGen, Inc. on September 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ Michael Molkentin
Michael Molkentin Chief Financial Officer

Date:  September 27, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by MGI PHARMA, Inc. and SuperGen, Inc. on September 22, 2004